Exhibit 10.9
Chemtura Corporation

2014 Management Incentive Program

1.     Establishment and Purpose. Pursuant to its authority under the 2010 Chemtura Corporation Short-Term Incentive Plan (the “STIP”), and consistent with the STIP as stated therein, the Committee hereby establishes the Chemtura Corporation 2014 Management Incentive Program (the “2014 MIP”). Unless otherwise defined below, all capitalized terms shall have the meaning given to such terms in or pursuant to the STIP. The 2014 MIP provides each Covered Employee and each Eligible Employee (as defined in paragraph 9 below) designated by the Committee to participate in the 2014 MIP (each, a “2014 MIP Participant”) with an opportunity to earn a performance-based compensation award for calendar year 2014 (the “2014 Performance Period”), based on the attainment of pre-established performance goals, as set forth below (a “MIP Award”).

2.     Threshold Performance. The Committee shall establish an objective threshold value ( “Threshold”) for each measure of performance during the 2014 Performance Period (each, a “Performance Factor”), below which no MIP Award or component of a MIP Award will be paid out with respect to that Performance Factor. Each such applicable Threshold is set forth in the attachment hereto (“the Summary”). In order for any portion of the MIP Award to be payable, the Threshold of Consolidated Operating Income performance must be achieved. In addition, and to the extent not inconsistent with the terms and conditions set forth herein, the Committee shall make such equitable adjustments to the Threshold (or other performance targets) for any or all Performance Factors as described in Adjusted Performance Factor Targets in paragraph 6 below.

1.
MIP Awards. At the time of initial designation and approval by the Committee, each 2014 MIP Participant shall be assigned to a specific business unit or to a corporate group for the purposes of the 2014 MIP. Each 2014 MIP Participant shall also be assigned a percentage of his or her base salary that will be used in calculating the amount of his or her MIP Award, if any. This percentage of base salary shall be referred to as the “Target Percentage”. The Committee shall also establish the percentage of the Target Percentage that shall be paid at Threshold (“Threshold Percentage”) and the maximum percentage of the Target Percentage that can be earned (“Maximum Percentage”). The Committee shall further determine which of the Performance Factors that shall apply to the 2014 MIP Participant for purposes of their MIP Award. The amount of a 2014 MIP Participant’s MIP Award will be determined by multiplying the 2014 MIP Participant’s base salary by the applicable Target Percentage and each applicable Performance Factor. The Committee will establish percentage weightings for each Performance Factor that collectively sum to 100%. The 2014 MIP Participant’s MIP Award is then subject to adjustment by multiplying the MIP Award by the applicable Safety Multiplier. The Committee shall further equitably adjust the MIP Award by applying any Performance Adjustment as described in paragraph 7 below. Collectively, the Threshold Percentage, Target Percentage and Maximum Percentage, together with any other percentage value between these percentage values that the Committee shall define or are mathematically interpolated, shall be the “Percentage Targets”. Each such applicable Percentage Target is set forth in the Summary attached hereto.

2.
Performance Factor Targets. In addition to establishing a Threshold value for each selected Performance Factor, the Committee shall establish the value for each Performance Factor where the 2014 MIP Participant shall earn the Target Percentage (“Target’). The Committee shall also establish the value for each Performance Factor where the 2014 MIP Participant shall earn the Maximum Percentage (“Maximum”). The Committee will establish percentage weightings for each Performance Factor that collectively sum to 100%. Collectively, the Threshold, Target and Maximum values of each Performance Factor, together with any other value of Performance Factor between these values that the Committee shall define or are mathematically interpolated, shall be the “Performance Factor Targets”. The definitions of each Performance Factor and its computation are provided in the Definitions section of this 2014 MIP. Each such applicable Performance Factor Target is set forth in the Summaries attached hereto.

3.
Financials. To the extent applicable, the Committee, in determining any MIP Award, will review and approve in writing the computation of actual performance against each Performance Factor in accordance with the definitions from the Company's 2014 audited financial statements.

6.     Adjusted Performance Factor Targets. The Committee shall make such equitable adjustments to the Performance Factor Targets for any acquisition or divestiture that is completed during 2014 in accordance with the provisions of Performance Factor Target Adjustments as provided in the Definitions section of this 2014 MIP such that the computation of the Performance Factor Targets is consistent with the measurement of actual performance of those Performance Factors.

~~7.~~     Performance Adjustment. In determining a 2014 MIP Participant’s MIP Award, the Committee reserves the absolute discretion to increase (with respect to any 2014 MIP Participant who is not a Covered Employee, as defined in the STIP) or decrease, the amount of base salary computed by comparing the weighted actual performance against each Performance Factor Target and applying the Percentage Targets, based on the Committee’s assessment of any personal, function or other performance the Committee determines should be taken into account (a “Performance Adjustment”); the CEO will recommend to the Committee any Performance Adjustment for each 2014 MIP Participant who reports directly to the CEO. The CEO and the applicable Business or Function leader will recommend to the Committee any Performance Adjustment for each other 2014 MIP Participant. The maximum payable to any 2014 MIP Participant, regardless of a Performance Adjustment, is 200% of Target.

8.    Changes to Target Percentage. With respect to a 2014 MIP Participant who is not a Covered Employee, the Committee may at any time prior to the final determination of MIP Awards: (i) change the Target Percentage of such 2014 MIP Participant and (ii) assign a different Target Percentage to such 2014 MIP Participant to reflect any change in the 2014 MIP Participant's responsibility level or position during the course of the 2014 Performance Period.

9.     Eligibility. The Committee shall designate the Participants in the 2014 MIP from among (i) the Covered Employees in accordance with the terms of the STIP and (ii) such other employees of the Company and its subsidiaries recommended by management who have the ability to contribute to the performance of the Company (“Eligible Employees”). Each 2014 MIP Participant must be an Eligible Employee as of first day of the calendar year, and be actively employed as of the date MIP Awards, if any, are paid. Exceptions may be granted as determined by the Committee in its sole discretion. Any employee who becomes an Eligible Employee, as determined by the Committee, as a result of hire or promotion after the first day of the calendar year may become eligible to receive a MIP Award, pro-rated based on the number of whole months that the employee is an Eligible Employee during calendar year 2014. Similarly, where an Eligible Employee who is not a Covered Employee, for whatever reason, moves to another role during calendar year 2014 for which different performance measures apply, his or her MIP Award, if any, will be calculated by taking into account the performance measures for each role and the actual time that the Eligible Employee spent in each role during calendar year 2014.

10.     Committee Authority. The Committee shall be responsible for the general administration and interpretation of the 2014 MIP and for carrying out its provisions. Subject to the terms of the 2014 MIP, the Committee shall have full power and authority to discharge its duties hereunder, including, without limitation, to (i) make all legal and factual determinations under the 2014 MIP; (ii) construe and interpret the terms of the 2014 MIP; (iii) correct any defects, supply any omission or reconcile any inconsistencies and (iv) prescribe, amend and rescind any rules and regulations and to take such actions as it deems necessary or advisable for the administration of the 2014 MIP. The Committee’s determination shall be final, binding and conclusive on all interested parties.

11.    Tax Withholding. The Company shall have the right to deduct applicable taxes from any MIP Award and withhold, at the time of delivery under the 2014 MIP, an appropriate amount for payment of taxes required by applicable law or to take such other action as may be necessary or advisable in the opinion of the Company to satisfy all tax withholding obligations.

12.    Section 409A. The 2014 MIP is intended to satisfy the short-term deferral exception to the application of Code Section 409A. To the extent any provision of the 2014 MIP becomes subject to Code Section 409A and the applicable regulations and guidance issued thereunder, it shall be construed, and payments made hereunder, as the Committee deems necessary to comply with Code Section 409A.

13.     Other Conditions. Eligibility for or actual participation in the 2014 MIP shall not and in no way is intended to create an agreement of employment for a definite term. Nothing herein shall or is intended to, (i) obligate the Company to offer, or offer any employee participation in, a Management Incentive Program or similar arrangement in the future, and/or (ii) act as a modification of any employee’s existing terms and conditions of employment. Except as expressly set forth herein, the 2014 MIP shall be subject to and administered in accordance with the terms and conditions of the STIP.Definitions:

Business Abbreviated Free Cash Flow
“Business Abbreviated Free Cash Flow” means, for calendar year 2014, the sum of Business Adjusted EBITDA, less increases in Net Working Capital related to the business or plus reductions in Net Working Capital related to the business, less Investments related to the business.

Business Adjusted EBITDA
“Business Adjusted EBITDA” means, for calendar year 2014, Business Operating Income plus, to the extent included in the calculation of operating income for such period in accordance with GAAP, depreciation and amortization expense (adjusted to exclude asset impairments and accelerated depreciation arising from a facility closure), expense related to provisions for bad debt and expense recognized from the grant of non-cash stock compensation awards to the extent directly incurred by the business.

Business Operating Income
“Business Operating Income” means, for calendar year 2014, operating income (or operating loss) (1) plus, to the extent included in the calculation of operating income for such period in accordance with U.S. GAAP, the sum of, (a) impairment charges, (b) charges related to the accelerated recognition of asset retirement obligations, (c) any losses from sales of assets or a business other than in the ordinary course of business, (d) expenses related to natural disasters such as hurricanes or earthquakes that significantly disrupt operations, (e) any non-recurring expenses associated with an acquisition or divestiture during the year that is integrated into the Business including the mark-up of inventory held by the acquired business at the date of acquisition, the write-off of in-process R&D and transaction related expenses, (f) professional fees and expenses related to any transaction that has been announced but has not closed as of the end of the calendar year and is still deemed to be probable such transaction will close and (g) all allocated functional and corporate expenses (2) minus any gains from sales of assets or a sub-segment of the Business other than in the ordinary course of business.

Consolidated Abbreviated Free Cash Flow
“Consolidated Abbreviated Free Cash Flow” means, for calendar year 2014, the sum of Consolidated Adjusted EBITDA, less increases in Net Working Capital or plus reductions in Net Working Capital, less Investments.

Consolidated Adjusted EBITDA
“Consolidated Adjusted EBITDA” means, for calendar year 2014, Consolidated Operating Income plus, to the extent included in the calculation of operating income for such period in accordance with GAAP, depreciation and amortization expense (adjusted to exclude asset impairments and accelerated depreciation arising from a facility closure), expense related to provisions for bad debt and expense recognized from the grant of non-cash stock compensation awards.

Consolidated Operating Income
“Consolidated Operating Income” means, for calendar year 2014, earnings or loss from continuing operations (1) plus, to the extent included in the calculation of net income for such period in accordance with U.S. GAAP, the sum of (a) interest expense, (b) income tax expense, (c) reorganization expense, net, (d) other expense,(e) charges related to facility closures, severance and related costs, (f) asset impairment charges, (g) charges related to the accelerated recognition of asset retirement obligations, (h) antitrust costs, (i) any losses from sales of assets or a business other than in the ordinary course of business, (j) charges for the accelerated amortization of capitalized financing costs or debt discounts, (k) expenses including professional fees associated with the issuance of indebtedness or the amendment, waiver or restructuring of the principal and terms of existing indebtedness including such charges related to accounts receivable facilities, (l) charges associated with the curtailment or settlement of pension and post-retirement medical plans as the result of dispositions, mergers or significant plan amendments, (m) expenses related to natural disasters such as hurricanes or earthquakes that significantly disrupt operations, (n) release of cumulative translation losses related to the liquidation of a consolidated entity, (o) expense accruals related to environmental remediation liabilities of manufacturing sites of former business operations no longer operated by the Company, (p) a legal settlement for any matter that is considered unusual or non-recurring in nature, (q) any non-recurring expenses associated with an acquisition or a divestiture completed by the Company during the year including the mark-up of inventory held by the acquired business at the date of acquisition, the write-off of in-process R&D and professional fees and expenses related to the transaction, and (r) professional fees and expenses related to any transaction that has been announced but has not closed as of the end of the calendar year and is still deemed to be probable such transaction will close (2) minus (a) other income, (b) any gains from sales of assets or a business other than in the ordinary course of business, (c) income associated with the accelerated amortization of premiums on debt and (d) gains associated with the curtailment or settlement of pension and post-retirement medical plans as the result of dispositions, mergers or significant plan amendments, (e) release of cumulative translation gains related to the liquidation of a consolidated entity and (f) a favorable legal settlement that is considered unusual or non-recurring in nature

In the event that the Company enters into an agreement to divest a business during the calendar year and accounts for that business as a discontinued operation in its financial statements as of last day of the calendar year 3, but the transaction has not closed as of that date, the actual operating income of that business for the calendar year shall be added to the computation of Consolidated Operating income, being computed from reported earnings or loss from discontinued operations, net of tax, applying the same methodology as used above to compute Consolidated Operating Income from reported earnings or loss from continuing operations.

For the calendar year of 2014, any expenses related to Project Platinum that have been included in the computation of earnings or loss from continuing operations for that calendar year (the value of which has been identified in the Company’s SEC filings or quarterly earnings releases) shall be excluded in the computation of Consolidated Operating Income.

For the calendar year of 2014, any expenses related to Project Platinum that have been included in the computation of earnings or loss from continuing operations for that calendar year shall be excluded in the computation of Consolidated Operating Income.

Investments
“Investments” means, for calendar year 2014, for the Company and for each Business the sum of the value of capital expenditures and investments in intangible assets, as reflected in the Statement of Cash Flows of the Company.

In the event that the Company enters into an agreement to divest a business during the calendar year and accounts for that business as a discontinued operation in its financial statements as of December 31, 2014 of that year, but the transaction has not closed as of that date, the actual Investments of that business for the calendar year shall be added to the computation of Consolidated Net Working Capital.

Net Working Capital
“Net Working Capital” means, for calendar year 2014, for the Company and for each Business the sum of account receivable and inventory less accounts payable as of last day of the calendar year less the sum of account receivable and inventory less accounts payable as of last day of the prior calendar year. Accounts receivable, inventory and accounts payable shall be measured in a manner consistent with the method used to compute their values in the preparation of the Statement of Cash Flows in accordance with U.S. GAAP.

In the event that the Company enters into an agreement to divest a business during the calendar year and accounts for that business as a discontinued operation in its financial statements as of December 31, 2014 of that year, but the transaction has not closed as of that date, the actual Net Working Capital of that business for the calendar year shall be added to the computation of Consolidated Net Working Capital.

Performance Factor Target Adjustments
“Performance Factor Target Adjustment” means, for calendar year 2014, adjustments made to the Performance Factor Targets to reflect the completed acquisition of a business or a material sub-segment of a business (an “Acquisition”) or the completed divestiture of a business or a material sub-segment of a business (a “Divestiture”). In each of the following circumstances the target value of each applicable Performance Factor (the “Target”) will be adjusted as described (“Adjusted Target”). The Threshold, Maximum and other stated values for the Performance Factor shall be adjusted such that they are the same percentage of the Adjusted Target as were the original values of the Target:

(i)
Should the Company or one of its businesses complete a Divestiture that was not reflected in a Target for a Performance Factor for that calendar year, the Consolidated Operating Income Target and/or the Business Operating Income Target shall be reduced (or increased) by the amount of Operating Income (or Loss) that was to be contributed by (or reduced by) the Divestiture before the deduction of allocated functional and corporate expenses for the calendar year. The Consolidated and/or Business Net Working Capital Target for shall be recalculated excluding Net Working Capital of the Divestiture from the Target for the calendar year. The Consolidated and/or Business Investments Target shall be reduced by the amount of Investments attributable to the Divestiture in the Target for the calendar year;

(ii)
Should the Company or one of its businesses not complete a divestiture that was reflected in a Target for a Performance Factor for that calendar year, the Consolidated Operating Income Target and/or the Business Operating Income Target shall be increased (or decreased) by the amount budgeted at the start of the year of Operating Income (or Loss) that was to be contributed by (or reduced by) the divestiture for the calendar year to the extent they were not included in the Target. The Consolidated and/or Business Net Working Capital Target shall be recalculated to include Net Working Capital of the divestiture to the extent it was not included in the Target. The Consolidated and/or Business Investments Target shall be increased by the amount of Investments attributable to the divestiture budgeted at the start of the calendar to the extent they were not included in the Target;

(iii)
Should the Company or one of its businesses complete an Acquisition that was not reflected in a Target for a Performance Factor for that calendar year, the Consolidated Operating Income Target and/or the Business Operating Income Target shall be increased (or reduced) by the amount of Operating Income (or Loss) that was projected at the time the Acquisition was approved by the Company’s Board of Directors for the period from the closing of the transaction to the end of the calendar year. The Consolidated and/or Business Net Working Capital Target for shall be recalculated to include the Net Working Capital of the Acquisition from the closing date of the transaction, such amounts to be those projected at the time the Acquisition was approved by the Company’s Board of Directors. For the purposes of this computation, any step up in the value of inventory under purchase accounting principles shall be excluded. The Consolidated and/or Business Investments Target shall be increased by the amount of Investments attributable to the Acquisition for the period from closing of the transaction to the end of the calendar year that was projected at the time the Acquisition was approved by the Company’s Board of Directors;

(iv)
Should the Company not complete an acquisition during the calendar year that was reflected in a Target for a Performance Factor for that calendar year, the Consolidated Operating Income Target and/or the Business Operating Income Target shall be reduced (or increased) by the amount of Operating Income (or Loss) that was to be contributed by (or reduced by) that acquisition. The Consolidated and/or Business Net Working Capital Target for shall be recalculated excluding the Net Working Capital of the acquisition from the Target for the calendar year. The Consolidated and/or Business Investments Target shall be reduced by the amount of Investments attributable to the acquisition in the Target for the calendar year;

(v)
For Divestitures reflected in a Performance Factor Target for the calendar year, if the closing occurs three or more months later than was assumed in the Target, the Consolidated Operating Income Target and/or the Business Operating Income Target shall be reduced by the amount of stranded allocated functional and corporate expenses incurred for the period by which closing is delayed. The Consolidated and/or Business Investments Target shall be increased by the amount of Investments attributable to the Divestitures in the Target for the period from the assumed closing date to the actual closing date; and

(vi)
For Acquisitions reflected in a Performance Factor Target for the calendar year, if the closing occurs three or more months later than was assumed in the Target, the Consolidated Operating Income Target and/or the Business Operating Income Target shall be reduced by the amount of Operating Income of the Acquisition included in the Target for the period from the assumed closing date to the actual closing date. The Consolidated and/or Business Investments Target shall be reduced by the amount of Investments attributable to the Acquisition in the Target for the period from the assumed closing date to the actual closing date.

Safety Multiplier

“Safety Multiplier”, for calendar year 2014 is based on the achievement of specified safety program results and measured by a weighted measure of the actual (i) Total Recordable Case Rate (“TRCR”) for employees and contractors, (ii) process safety incidents (“PSI”) and (ii) environmental safety incidents (“ESI”) for the specific business unit or the corporate group to which the 2014 MIP Participant is assigned compared to Performance Factor Targets set forth in the Summary attached hereto.

Strategic Measures
The Company shall establish function specific metrics linked to continuous improvement, cost reduction or other critical targets or goals for the year. These metrics will be determined and approved by the CEO annually.